UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2024

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 2, 2023, Jabil Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the approval on September 26, 2023 by the Company’s Board of Directors of a restructuring plan to (i) realign the Company’s cost base for stranded costs associated with the Company’s sale and realignment of its Mobility business and (ii) optimize the Company’s global footprint (the “2024 Restructuring Plan”). At the time of the filing of the Original 8-K, the Company was unable to make a good faith estimate or range of estimates for each major type of cost associated with the 2024 Restructuring Plan. This Amendment to Current Report on Form 8-K/A amends the Original 8-K to include estimates for the major types of costs. Except as described below, all other information in the Original 8-K remains unchanged and this Form 8-K/A should be read in conjunction with the Original 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company continues to expect the total amount of pre-tax restructuring and other related costs to be approximately $300 million, including the following estimated items:

•	$150 million to $180 million of employee severance and benefit costs;

•	$80 million to $120 million of asset write-off costs; and

•	$30 million to $40 million of contract termination costs and other related costs.

The Company continues to expect to incur these costs over the course of the Company’s fiscal year 2024.

The 2024 Restructuring Plan as discussed reflects the Company’s intention only. The exact timing of these charges and cash outflows, as well as the estimated cost ranges by category type, has not been finalized. Timing and cost may be affected by a variety of factors, including the finalization of timetables for the transition of functions, consultation with employees and their representatives, as well as the impact of jurisdictional statutory severance. The Company’s estimates for the charges discussed above exclude any potential income tax effects.

This Current Report on Form 8-K/A contains forward-looking statements, including those relating to our expectations regarding costs and charges. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include current economic and other conditions in the global marketplace, risks related to implementation of the 2024 Restructuring Plan, and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023. We assume no obligation to update these forward-looking statements.

To the extent required by applicable rules, the Company will continue to file amendments to the Original 8-K as details of the 2024 Restructuring Plan are refined and estimates of related costs and charges are finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.
(Registrant)

March 15, 2024	By:	/s/ MICHAEL DASTOOR
Michael Dastoor
Chief Financial Officer